                         [UNIVERSAL ORLANDO RESORT LOGO]

                                VARIABLE PAY PLAN
                                  DOCUMENTATION

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                              ANNUAL INCENTIVE PLAN

                       EFFECTIVE 12/29/2002 TO 12/27/2003

Annual Incentive Plan - Effective 12/29/2002-12/27/2003
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PLAN NAME:

Annual Incentive Plan (AIP)

PLAN INCEPTION DATE:

Unknown

PLAN PERIOD:

12/29/2002-12/27/2003

PLAN REVIEW DATE:

10/2003

PLAN PURPOSE:

To provide incentive and reward to Universal Orlando (UO) executives who contribute to UO's success.

The Plan is specifically designed to support UO's business needs and fit its culture. The Plan directly supports the long-term objectives of UO and, when business goals are met or exceeded, will pay competitive incentive compensation levels.

PLAN OBJECTIVES:

    o   provide incentive to executives to perform at superior levels in support of the Company's financial and strategic goals.

    o   encourage a team approach throughout UO.

    o   reward participants for their contribution to the Company's success.

    o   enable UO to attract and retain outstanding team members.

    o   ensure that UO operating plans are understood and implemented throughout each operating unit and division.

    o   provide a format and systematic approach to be utilized for determining individual awards under the Plan.

    o   ensure that individuals are accountable for specific objectives that impact the Company, their division, and department.

ELIGIBILITY:

Designated UO managers in key decision-making positions are eligible to participate in the AIP. The Plan is designed for, but not limited to, Director level and above positions.

PLAN FUNDING:

Each year the Finance department will accrue for payouts under the plan.
Depending on Company performance during the course of the fiscal year the accrual may be increased or decreased to assure funds are present at the conclusion of the year to make payouts.

PERFORMANCE MEASURES:

Early in the fiscal year, after Company operating plan objectives have been communicated, participants and their managers set individual objectives that directly support the participant's role in attaining Company objectives. These objectives should include activities and projects that are distinct from on-going job responsibilities. They should reflect areas in which the individual can impact the company, division and department goals.

Individual objectives should be specific and quantitative to the extent feasible. The participants and their managers should agree on weights for each objective. Most Objectives will focus on:

         Operating Profit             Guest Service Ratings

Annual Incentive Plan - Effective 12/29/2002-12/27/2003
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         Per Caps                     Asset & Inventory Control
         Overhead Management          Cost Containment
         Quality Measures             Labor Scheduling
         People Development           Product/non-labor cost

Throughout the plan period the participant and immediate management, including input from Operational and Functional management, should hold periodic progress reviews to evaluate progress toward achievement of objectives.

The Plan operates on four principles:

The Company must meet a minimum Operating Profit performance level for awards to be made. A level of Operating Profit is established, which must be achieved before participants in the Plan earn an award. This minimum acceptable performance is annually set at meaningful levels.

Each participant's individual performance is critical to the attainment of
Company objectives. It is the combined accomplishments of all team members that enable UO to achieve aggressive objectives. Participants will be held accountable for the achievement of their individual objectives.

Each AIP participant has a target incentive award based on the participant's position and level within the organization. Target awards will provide competitive incentive compensation upon the achievement of set objectives. The target award levels are evaluated periodically against competitive data to ensure they meet the Company's compensation objectives. AIP target awards will be communicated to participants by their managers. In general target will be based on a percentage of salary following the schedule below, this schedule is not inclusive of all scenarios and individual participant's may have a different target then delivered by the schedule (as determined by the Company):

           SALARY PLAN    SALARY GRADE    LEVEL             TARGET %
           1FL            20              Director          0%
           1FL            21              Director          15%
           1FL            22              Director          15%
           1FL            23              Vice President    22%
           1FL            24              Vice President    25%
           1FL            25              Vice President    25%
           1FL            26              Vice President    30%
           1FL            27              Vice President    30%

Each year, the AIP' s financial performance objectives will change to match UO's business plans. The Plan is designed to provide superior rewards for superior performance consistent with achieving those important business objectives.

PLAN ADMINISTRATION:

The Plan will be administered by the Compensation department. They will be responsible for the following:

    o   Verifying that objectives are established between the Plan Participant and their manager at the beginning of the plan period

    o   Maintaining Company-wide documentation of the Plan Participant's objectives

    o   Recording results of the Plan Participant's achievement of objectives at the conclusion of the plan period

    o   Maintaining Company-wide documentation of the Plan Participant's achievement of objectives

    o   Establishing suggested Plan payouts based on Plan Participant's performance against objectives to the Participant's manager

Annual Incentive Plan - Effective 12/29/2002-12/27/2003
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    o   Presenting Company-wide recommended Plan payouts to Senior Management for approval

    o   Ensuring payments are paid pursuant to the approval of Senior Management

Interpretations, determinations, and actions regarding plan administration will be made by the Executive Vice President of Human Resources or the
President/Chief Operating Officer.

PLAN PAYMENT:

At the end of the review period, the manager assigns an Overall Performance and
Percentage Rating based upon achievement against all objectives.

The AIP form is then forwarded for approval to the next level of management. The
UO Compensation Department will collect the recommendations and present to
Senior Management for final approval.

AIP incentive awards will be paid as soon as practicable after the fiscal year's financial results are approved and available.

PLAN AUDITS:

Plan audits will be conducted on an as needed basis by the Internal Audit department and/or external auditors.

SPECIAL CONSIDERATIONS:

     MERIT REVIEWS

     This plan has no affect on the merit process. Performance against this plan may be evaluated in the annual performance appraisal; however, any payment made under this plan will not affect the merit increase percentage.

     NEW HIRES:

     A team member hired during the plan year will participate in the plan on a pro-rated basis determined by the number of full months of employment during each fiscal month of the plan year. However, team members hired during the fourth quarter of the fiscal year will not participate in the
     Plan.

     TRANSFERS:

     An existing team member promoted or transferred to an eligible position will participate in the Plan on a pro-rated basis determined by the number of full months in the Plan during each fiscal month of the plan year.
     However, team members promoted or transferred during the fourth quarter of the fiscal year will not participate in the Plan.

     A participant transferred to an ineligible position ceases to participate in the Plan on the date of transfer to the ineligible position, but will still be a plan participant for the period they were covered under the
     Plan.

     A participant promoted to a higher level eligible position or demoted to a lower level eligible position will participate in the Plan on a pro-rated basis determined by the number of full months in the Plan at each level during the Plan year.

     TERMINATION:

     A participant is not eligible for incentive pay in the event of termination for cause or by team member resignation at any time during the plan year. A pro-rated incentive will be paid if a participant is laid off, dies, becomes disabled or retires during the plan year based on the date of the action.

Annual Incentive Plan - Effective 12/29/2002-12/27/2003
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     A TEAM MEMBER MUST BE DESIGNATED AS AN ACTIVE EMPLOYEE AT THE DATE OF PLAN
     PAYOUT IN ORDER TO RECEIVE AN AWARD, UNLESS THEY WERE LAID OFF, ARE
     DECEASED, HAVE BECOME DISABLED, OR RETIRED.

     BENEFIT HOURS

     All benefit hour (i.e. Vacation, Personal Holiday, Paid Time Off) payments are made at the team member's base rate. Payments under this plan will not impact the rate paid for these hours.

     LIFE INSURANCE

     Life insurance is based upon the "basic annual earnings". Commissions, overtime pay, bonuses, and other compensation not received as salary is not included in "basic annual earnings". Any payments made under this plan would not be included in "basic annual earnings".

     DISABILITY BENEFITS

     Disability benefits are based upon the average of the gross amount paid to a team member over a six-month period. Bonuses, overtime pay, earnings for more than 40 hours per weeks, and all other benefits are not included. Any payments made under this plan would not be included in this average.

     401(K)/HCE COMPENSATION

     Incentive payments will be included in the definition of 401(k)/HCE compensation.

     TAXES

     Payments made under this plan are subject to FICA, FUTA, and OASDI taxes and will be withheld at the time of payout. In the event this bonus is being deferred, pursuant to a bonifide plan, these taxes will be taken over a period of time out of regular wages.

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The Company reserves the right to revise established payouts for incentive purposes (up or down) after the plan period has begun. The Company also reserves the right to withhold plan payments for behavior deemed unethical or found to be inappropriate. Discussion between or among plan participants or any other team members regarding the actual payment of awards will be subject to loss of such payments and may result in termination. While it is the intent of the Company to continue the plan, the Company reserves the right to change or discontinue the plan at its sole discretion at any time. Participation in the Plan does not constitute a contract of employment with Universal Orlando.
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PLAN APPROVALS:

     Divisional Executive:   /s/ Bob Gault
                             -----------------------------       ------------
                             Bob Gault, President/COO            Date

     Compensation Dept:      /s/ Christi May
                             -----------------------------       ------------
                             Christi May, Dir Compensation       Date

     Payroll Dept:           /s/ Sue Steck
                             -----------------------------       ------------
                             Sue Steck, Dir Benefits             Date

Annual Incentive Plan - Effective 12/29/2002-12/27/2003
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ADDITIONAL INFORMATION:

For more information and examples, please see:

    o   Instructions for Individual Objective Setting and Assessment Process

    o   Frequently Asked Questions - Annual Incentive Plan

    o   Executive Performance Appraisal